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                                                                    Exhibit 20.1

Chase Manhattan Grantor Trust 1996-A

From: Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.

                   MONTHLY CERTIFICATEHOLDER'S REPORT


Due Period 5 Beginning Date                      06/01/1996
Due Period 5 End Date                            06/30/1996
Determination Date                               07/10/1996
Remittance Date                                  07/15/1996

I.    Monthly Principal and Principal Carryover Shortfall
        to Certificateholders
      (Per $1000 of Original Principal Amount)                 $ 29.0613903947

II.   Monthly Interest and Unpaid Interest to
        Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 3.7516362837

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                             $ 1,063,634.89
      B. Cash Collateral Account Expense                                $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)               $ 0.7214685158

IV.   Cash Collateral Account Deposit Amount                            $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                      $ 2,996,898.63
      B. From Current Period                                    $ 3,352,864.54
      C. Change in Amount Between Periods (Lines B - A)           $ 355,965.91

VI.   Pool Factor Information

      A. Certificate Principal Balance                      $ 1,233,517,712.88
      B. Initial Certificate Balance                        $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                              0.836700828390

VII.  Available Cash Collateral Account Information for
        Due Period

      A. Available Cash Collateral Amount                      $ 63,818,093.38
      B. Available Cash Collateral Amount Percentage            4.999999999687%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                     $ 63,818,093.38
      B. For the Next Collection Period                        $ 61,675,885.64